Exhibit 10.6

SIXTH EXTENSION OF AMENDED AND RENEWED OPTION AGREEMENT

        THIS FIFTH EXTENSION OF THE AMENDED AND RENEWED OPTION AGREEMENT is entered into as of the 1st day of January, 2009, by and between The Hearst Corporation ("Hearst"), a Delaware corporation, and Hearst-Argyle Television, Inc. (the "Company"), a Delaware corporation.

W I T N E S S E T H

        WHEREAS, Hearst and the Company entered into an Amended and Renewed Option Agreement dated as of August 29, 2000 (the "Amended and Renewed Option Agreement"); and

        WHEREAS, Hearst and the Company extended the Amended and Renewed Option Agreement pursuant to an initial Extension and subsequent Second Extension of the Amended and Renewed Option Agreement; and

        WHEREAS, Hearst and the Company mutually desire to further extend the Amended and Renewed Option Agreement as set forth hereinafter;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amended and Renewed Option Agreement is hereby amended and extended by substituting the date of December 31, 2009 for the date of August 31, 2004 in Section 1 of the Amended and Renewed Option Agreement.

        Except as expressly set forth herein, all terms and conditions of the Amended and Renewed Option Agreement shall continue in full force and effect. Unless otherwise defined herein, all capitalized terms shall have their respective meanings as set forth in the Amended and Renewed Option Agreement.

        IN WITNESS WHEREOF, the parties have executed this extension of the Amended and Renewed Agreement as of the date first above written.

THE HEARST CORPORATION			HEARST-ARGYLE TELEVISION, INC.
By:	/s/ RONALD J. DOERFLER		By:	/s/ JONATHAN C. MINTZER
	Name: Title:	Ronald J. Doerfler Sr. VP and CFO		Name: Title:	Jonathan C. Mintzer Vice President, General Counsel and
	Dated:	12/31/08			Secretary
				Dated:	12/31/08